EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

News media contact:	Investor contact:
Jessica Roy Wright Express 207.523.6763 Jessica_Roy@wrightexpress.com	Steve Elder Wright Express 207.523.7769 Steve_Elder@wrightexpress.com

Wright Express Signs Long-Term Agreement with ExxonMobil
for Fleet Card Programs

Services Expand to Include Receivables Funding

SOUTH PORTLAND, Maine, November 9, 2006 /PRNewswire-FirstCall/ — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. and Canadian commercial and government fleet industry, announced that it has signed a 10-year agreement to provide private label fleet card services for ExxonMobil Corporation (NYSE: XOM), an industry leader in the energy and petrochemicals business and a major provider of fleet cards.

Wright Express has been providing ExxonMobil with outsourced proprietary fleet card transaction processing, marketing, and other ancillary support services since 1999. Under the terms of the new agreement, it is anticipated that Wright Express will purchase the existing ExxonMobil fleet card portfolio near the end of the year. As the issuer of the ExxonMobil fleet card, Wright Express will continue to process the fleet card transactions and provide funding for future receivables. Wright Express also will provide private label fleet card services including marketing services, sales, credit approval and management, card authorization, private label credit card issuance, statement generation, customer services functions, and online services.

“We are delighted to extend our seven year relationship with ExxonMobil,” said Michael Dubyak, president and chief executive officer of Wright Express. “Under this agreement, Wright Express will continue to provide ExxonMobil with a world-class set of services. These services will enhance ExxonMobil’s success in acquiring new customers, retaining existing customers, increasing sales, and penetrating new market segments. In addition, we expect that our proven sales and marketing capabilities, coupled with our credit and funding competencies, will help ExxonMobil maintain a superior customer service experience for its fleet customers and realize its fleet business growth goals.”

About ExxonMobil
ExxonMobil Corporation (NYSE: XOM) is an industry leader in the energy and petrochemicals business and major provider of fleet cards.

About Wright Express Corporation
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 300,000 commercial and government fleets containing 4.3 million vehicles. Wright Express maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit http://www.wrightexpress.com.

This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s expectation that it will: purchase the existing ExxonMobil fleet card portfolio near the end of the year; continue to process the fleet card transactions and provide funding for future receivables; provide private label fleet card services including marketing services, sales, credit approval and management, card authorization, private label credit card issuance, statement generation, customer services functions, and online services; enhance ExxonMobil’s success in acquiring new customers, retaining existing customers, increasing sales, and penetrating new market segments; and help ExxonMobil maintain a superior customer service experience and realize its fleet business growth goals.

These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: volatility in fuel prices; fourth-quarter and full-year 2006 fueling patterns; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; the ability to implement the corporate capabilities necessary to maximize the ExxonMobil relationship; changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 15, 2006, and the Company’s other periodic and current reports. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.